EXHIBIT A
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                           THE JEROME LEVY FOUNDATION
                           c/o Odyssey Partners, L.P.
                               31 West 52nd Street
                               New York, NY 10019



May 29, 1997


Odyssey Partners, L. P.
31 west 52nd Street
New York, NY 10019

Gentlemen:

The undersigned hereby agrees that it will not sell or otherwise dispose of the 632,136 shares of common stock, par value $.01 per share, of Eagle Food Centers, Inc., beneficially owned by it, except (i) with the prior consent of Odyssey Partners, L.P. (which consent may by withheld or delayed in its sole discretion), (ii) on a pro rata "come along" basis in connection with any sale or other disposition by Odyssey, or (iii) in an amount not to exceed in any week 20% of the weekly trading volume for Eagle's common stock.


The Jerome Levy Foundation


By:    /s/ Leon Levy
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         Leon Levy
         Trustee